Execution Version

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 20, 2019 by SESI, L.L.C., a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”), Superior Energy Services, Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”) each of the undersigned Guarantors (together with the Borrower and Parent, the “Loan Parties”), each of the undersigned Lenders, each Issuing Lender, the New Issuing Lender (as defined herein) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders.

R E C I T A L S

A.    The Borrower, the Parent, the Administrative Agent, the Lenders and the Issuing Lenders are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017 (as amended by the First Amendment to Fifth Amended and Restated Credit Agreement, dated as of September 25, 2018, the “Credit Agreement”), pursuant to which the Lenders and Issuing Lenders have made certain credit available to and on behalf of the Borrower.

B.    The Borrower has requested that Wells Fargo Bank, National Association (“Wells Fargo”) become an Issuing Lender and Wells Fargo agrees to become an Issuing Lender under the Credit Agreement with an initial L/C Commitment of $30,000,000.

C.    The Borrower has requested that Citibank, N.A. (“Citibank”) increase, and Citibank agrees to increase, its L/C Commitment to $30,000,000.

D    The Borrower has requested and the Administrative Agent, Issuing Lenders and Lenders constituting the Required Lenders have agreed to make certain other changes to the Credit Agreement as set forth herein.

E.     NOW, THEREFORE, to induce the Administrative Agent, the Issuing Lenders and the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment.  Unless otherwise indicated, all article, exhibit, section and schedule references in this Amendment refer to articles, exhibits, sections and schedules of the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1.    The Table of Contents is hereby amended to reflect the appropriate page number references and section titles as may be necessary to reflect the changes to the Credit Agreement made by this Amendment.

2.2.    Amendment to Section 1.1. Section 1.1 (Certain Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset

Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 9.14.

“Default Right” shall have the meeting provided in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 9.14.

“Supported QFC” shall have the meaning provided in Section 9.14.

“U.S. Special Resolution Regimes” shall have the meaning provided in Section 9.14.

2.3.    Amendment to Section 1.2. The following subsection is hereby added to Section 1.2:

(e)    For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

2.4.    Amendment to Section 2.2.1(a).  Clause (i) of the proviso to the first sentence of Section 2.2.1(a) is hereby amended by replacing “$100,000,000” with “$150,000,000”.

2.5.    Amendment to Section 2.2.2.  Clause (i) of the last sentence of Section 2.2.2 is hereby amended by replacing “$100,000,000” with “$150,000,000”.

2.6.    Amendment to Schedule 1A.  Schedule 1A is hereby amended and restated in its entity in the form attached hereto as Annex I.

2.7.    A new Section 9.14 (Acknowledgment Regarding Any Supported QFCs) is hereby added to read in its entirety as follows:

Section 9.14    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Permitted Bond Hedge Transaction or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.8.    A new Section 10.12 (Credit Bidding) is hereby added to read in its entirety as follows:

Section 10.12    Credit Bidding.     The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.11 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

2.9.    A new Section 10.13 (Certain ERISA Matters) is hereby added to read in its entirety as follows:

Section 10.13    Certain ERISA Matters

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless Section 10.13(a)(i) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in Section 10.13(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)    The Administrative Agent, and each Arranger, hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 3.    Appointment of Issuing Lender. The Borrower hereby appoints Wells Fargo as an Issuing Lender under the Credit Agreement and (a) Wells Fargo accepts such appointment and agrees that its L/C Commitment is the amount set forth across from its name on Schedule 1A (as amended and restated by this Amendment) (Wells Fargo, in its capacity as a new Issuing Lender, the “New Issuing Lender”) and (b) the Administrative Agent agrees to such appointment.

Section 4.    Conditions Precedent.  Upon the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.11 of the Credit Agreement) (such date, the “Satisfaction Date”), this Amendment shall be deemed effective (such date, the “Second Amendment Effective Date”):

4.1.    Execution and Delivery.  The Administrative Agent shall have received from the Loan Parties, each Issuing Lender, the New Issuing Lender and the Lenders constituting the Required Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

4.2.    Payment of Expenses.  The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Satisfaction Date, including, to the extent invoiced at least one Business Day prior to the Satisfaction Date, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3.    No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 9.11 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.    Miscellaneous.

5.1.    Confirmation.  The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2.    Ratification and Affirmation; Representations and Warranties.  Each Loan Party hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are stated to relate solely to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the Credit Agreement) and (ii) no Default or Event of Default has occurred and is continuing.

5.3.    No Waiver; Loan Document.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

5.4.    Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5.    NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6.    GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	SESI, L.L.C.

	By:	/s/ Westervelt T. Ballard, Jr.
	Name:	Westervelt Ballard
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Westervelt T. Ballard, Jr.
	Name:	Westervelt Ballard
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

1105 PETERS ROAD, L.L.C.

CONNECTION TECHNOLOGY, L.L.C.

H.B. RENTALS, L.C.

INTERNATIONAL SNUBBING SERVICES, L.L.C.

STABIL DRILL SPECIALTIES, L.L.C.

SUPERIOR INSPECTION SERVICES, L.L.C.

WORKSTRINGS INTERNATIONAL, L.L.C.

	By:	/s/ Westervelt T. Ballard, Jr.
	Name:	Westervelt Ballard
	Title:	Vice President and Treasurer

COMPLETE ENERGY SERVICES, INC. PUMPCO ENERGY SERVICES, INC. SPN WELL SERVICES, INC. SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC. WARRIOR ENERGY SERVICES CORPORATION WILD WELL CONTROL, INC.

	By:	/s/ Westervelt T. Ballard, Jr.
	Name:	Westervelt Ballard
	Title:	Treasurer

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

SUPERIOR ENERGY SERVICES, L.L.C.

By:	/s/ Westervelt T. Ballard, Jr.
Name:	Westervelt Ballard
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Executive Director

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

ISSUING LENDER AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Michael Danby
	Name:	Michael Danby
	Title:	Vice President

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

ISSUING LENDER AND LENDER:	CITIBANK, N.A.

	By:	/s/ Derrick Lenz
	Name:	Derrick Lenz
	Title:	Vice President

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

NEW ISSUING LENDER AND LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Becky Rountree
	Name:	Becky Rountree
	Title:	Vice President

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Julianne Low
	Name:	Julianne Low
	Title:	Duly Authorized Signatory

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

LENDER:	HANCOCK WHITNEY BANK

	By:	/s/ Hollie L. Ericksen
	Name:	Hollie L. Ericksen
	Title:	Senior Vice President

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Grace Garcia
	Name:	Grace Garcia
	Title:	Authorized Signatory

Signature Page to Second Amendment to
Fifth Amended and Restated Credit Agreement